EXHIBIT 23.1

                       Consent of Independent Accountants


We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated January 23, 1998, except as to the subsequent warrant expirations described in
Note 10, which is as of March 10, 1998, appearing on page F-2 of Advanced Machine Vision Corporation's Annual Report on Form 10-K/A for the year ended December 31, 1997.




/s/ PricewaterhouseCoopers LLP
------------------------------
PricewaterhouseCoopers LLP

Portland, Oregon
July 10, 1998